[GRACE NEWS LETTERHEAD]









CONTACT:  Media Relations:              Investor Relations:
          Jane D. McGuinness            Susan G. Eccher
          (561)362-1343                 (561)362-1331


          GRACE REPORTS THIRD QUARTER EPS OF $.33 VERSUS $.20 IN 1997;
                       QUARTERLY OPERATING INCOME UP 12%;
                 RECORD QUARTER FOR GRACE CONSTRUCTION PRODUCTS

       BOCA RATON, Florida, October 21, 1998 -- W. R. Grace & Co. (NYSE: GRA) reported 1998 third quarter income from continuing operations of $26.3 million, up from $15.6 million in the 1997 third quarter. Earnings per share (EPS) from continuing operations were $.33 on a diluted basis versus $.20 per share in the prior-year quarter.

       Sales in the quarter totaled $380 million, up 2% versus the prior year. Excluding the effect of foreign currency translation, sales increased more than 6%. Total operating income was $54.2 million, up 12% from the 1997 third quarter. Consolidated earnings before interest and income taxes (EBIT) were $45.7 million, up from $30.6 million in 1997. Grace's consolidated EBIT margin (EBIT as a percentage of sales) was 12.0% for the 1998 third quarter.

       "We are very pleased with Grace's third quarter earnings, especially in light of difficult economic conditions in many parts of the world and still unfavorable currency exchange rates versus last year," said Grace Chairman, President and Chief Executive Officer Albert J. Costello. "Grace Davison and Grace Construction Products each delivered strong earnings growth on a 5% increase in sales. Our continued focus on cost control helped achieve above-target consolidated earnings improvements. We continue to invest in our

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                                      -2-

businesses through targeted R&D expenditures aimed to ensure a steady flow of new products."

       On a year-to-date basis, Grace reported net sales of $1,091 million, essentially flat with 1997 (excluding a divested business in the prior year) and up 5% before the effects of currency translation. Consolidated EBIT was $115.9 million versus $81.2 million (also excluding the divested business). The year-to-date consolidated EBIT margin was 10.6%. Earnings and diluted EPS from continuing operations prior to special items were $63.6 million and $.79 compared to $46.8 million and $.61, respectively, for the first nine months of 1997.

       Following are highlights of Grace's business unit performance:

GRACE DAVISON

       Grace Davison, a leading global supplier of catalysts and silica products, reported third quarter sales of $185 million, up 5% from the prior year's quarter (8% before currency translation). Operating income of $29.2 million was up 17% compared to the year-ago quarter. Grace Davison's operating margin of 15.8% was 1.6 percentage points above the 1997 quarter.

            Grace Davison's worldwide sales of refinery catalysts, which include fluid cracking and hydroprocessing catalysts, increased 7% versus the 1997 third quarter (9% before currency translation), driven by gains in all geographic areas. Polyolefin catalysts sales also substantially increased over the third quarter of 1997. Sales of silicas and adsorbents were down 3% (up 2% before currency translation) over the 1997 quarter, primarily due to continued weakness in the North American dentifrice and global molecular sieves markets due to competitive pressures.

       Year-to-date, Grace Davison's sales totaled $541 million, 3% over 1997 (7% before currency translation), and operating income was $81.9 million, up 12% versus 1997. Year-to-date operating margin of 15.1% is 1.2 percentage points better than the prior year.


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       Said Costello, "This was Davison's best quarter this year in terms of both sales and earnings growth, and we expect the positive momentum to continue in the fourth quarter."

GRACE CONSTRUCTION PRODUCTS

       Grace Construction Products, a leading global supplier of specialty construction chemicals and building materials, reported record third quarter sales of $135 million, up 5% versus the 1997 quarter. Before currency translation, sales were 8% above the year-ago quarter. Operating income of $19.9 million was up 24% versus the year-ago quarter, resulting in an operating margin of 14.7%, a 2.3 percentage point improvement versus the 1997 quarter.

       Sales in North America were up 9% over the 1997 quarter, driven by concrete, waterproofing and fire protection and the penetration of new and value-added products. European sales were up 17% versus 1997. Sales in Asia Pacific were down 25% (down 8% before currency translation), reflecting depressed construction activity in the region, heightened price competition and the effect of weaker currencies. Sales continued to grow rapidly in Latin America.

       Year-to-date, Grace Construction Products' sales totaled $366 million, up 2% compared to 1997 (up 5% before currency translation). Operating income was $43.7 million year-to-date, up 16% versus 1997. The unit's year-to-date operating margin of 11.9% was 1.5 percentage points above last year.

       "Grace Construction Products has done a great job driving its businesses for performance. This quarter was a record third quarter in both sales and operating income. Management has continued to reduce costs and to emphasize high value-added products, thereby improving margins despite the troubled Asia Pacific economic conditions," remarked Costello.


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                                      -4-

DAREX CONTAINER PRODUCTS

       Darex Container Products, a leading global producer of container sealants and closure systems, reported sales of $60 million in the quarter, 11% lower than the 1997 quarter (3% lower before the effect of currency translation). Operating income of $5.8 million was 37% lower than that of the third quarter of 1997.

       Darex results were adversely affected by the global economic troubles that have reduced demand for customers' end products, particularly in Latin America and Asia Pacific.

       Year-to-date, Darex Container Products' sales totaled $184 million, down 9% compared to 1997 (down 2% before currency translation). Operating income was $20.1 million year-to-date (operating margin of 11.0%), down 16% versus 1997.

       "Darex has been impacted by several negative external factors. We are continuing to identify and implement significant cost reductions to maximize Darex's cash flow generation," said Costello.

OTHER HIGHLIGHTS

       As previously announced on October 14, Grace terminated its agreement with Imperial Chemical Industries PLC to acquire their Crosfield catalysts and silicas business for $455 million. The agreement was terminated because the parties were unable to obtain U.S. Federal Trade Commission clearance of the transaction. Grace will now aggressively complete its previously announced 20% share repurchase program. To date, Grace has repurchased approximately 2.4 million shares under the 15-million share repurchase program announced in April.

       Grace is a leading global supplier of catalysts and silica products, specialty construction chemicals and building materials, and container sealants and closure systems.

       For more information, visit Grace's Web site at www.grace.com.

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                                      -5-

       This announcement contains "forward-looking" information. Future results may differ from those discussed in this announcement. Information concerning some of the factors that could cause such differences can be found under the heading "Projections and Other Forward-Looking Information" in Grace's Annual Report on Form 10-K for 1997.





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                               W. R. Grace & Co.

                      Consolidated Statement of Operations
                           Quarter Ended September 30
                           --------------------------
                         ($ Millions Except Per Share)


                                                            Third Quarter                          Year-to-Date
                                                  ----------------------------------     ----------------------------------
                                                       1998             1997 (a)             1998              1997 (a)
                                                  ---------------    ---------------     --------------     ---------------

Sales                                                $   380.3        $   372.4           $   1,091.0         $ 1,112.8
Other income                                              10.2             15.5                  31.4              47.2
                                                   -----------      -----------        --------------     -------------
     Total                                           $   390.5        $   387.9           $   1,122.4         $ 1,160.0
                                                   -----------      -----------        --------------     -------------

Cost of goods sold and operating expenses            $   228.5        $   225.9           $     662.3         $   684.1
Selling, general and administrative expenses              80.8             97.4                 240.1             282.3
Depreciation and amortization                             23.4             22.4                  68.7              69.4
Interest expense and related financing costs               3.9              7.8                  15.1              18.6
Research and development expenses                         10.9              9.9                  31.9              31.5
Provision for restructuring                                -                -                     -                 4.0
Gain on sale of Specialty Polymers                         -                -                     -              (103.1)

                                                   -----------      -----------        --------------     -------------
     Total                                           $   347.5        $   363.4           $   1,018.1         $   986.8

Income before income taxes                           $    43.0        $    24.5           $     104.3         $   173.2
Provision for income taxes                                16.7              8.9                  40.7              65.9
                                                   -----------      -----------        --------------     -------------

Income from continuing operations                    $    26.3        $    15.6           $      63.6         $   107.3
Income/(loss) from discontinued operations                 -               55.5                  (2.6)            127.6
Extraordinary item - loss from extinguishment
  of debt, net of tax                                      -                -                   (35.2)              -
                                                   -----------      -----------        --------------     -------------
    Net income                                       $    26.3        $    71.1           $      25.8         $   234.9
                                                   ===========      ===========        ==============     =============

Basic Earnings Per Share
     Continuing operations                           $     0.35       $     0.21          $      0.85         $    1.45
     Net income                                      $     0.35       $     0.97          $      0.34         $    3.18

Basic average number of shares (millions)                  74.6             73.7                 75.1              73.9

Diluted Earnings Per Share
     Continuing operations                           $     0.33       $     0.20          $      0.79         $    1.41
     Net income                                      $     0.33       $     0.93          $      0.32         $    3.08

Diluted average number of shares (millions)                78.5             76.0                 80.2              76.2

----------------
(a) Certain amounts have been reclassified to conform to the 1998 presentation.



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                                      -7-

                               W. R. Grace & Co.

                               Operating Results
                           Quarter Ended September 30
                           --------------------------
                                  ($ Millions)



                                                                                                             Percent
                                                                       1998              1997 (a)             Change
                                                                  ---------------     ---------------     ---------------

      Sales:
         Grace Davison                                               $    184.7       $  175.9                5.0%
         Grace Construction Products                                      135.2          128.9                4.9
         DAREX Container Products                                          60.4           67.6              (10.6)
                                                                   ------------     ----------

            Total sales                                              $    380.3       $  372.4                2.1

      Operating Income:
         Grace Davison                                               $     29.2      $    25.0               16.9
         Grace Construction Products                                       19.9           16.0               24.2
         DAREX Container Products                                           5.8            9.2              (36.8)
         Other Non-Core                                                    (0.7)          (1.9)             (67.1)
                                                                   ------------     ----------

              Total operating income                                 $     54.2      $    48.3               12.4

      Other expenses / (income):
           Interest/financing                                        $      3.9     $      7.8              (49.7)
           Interest income                                                 (1.2)          (1.7)             (26.2)
           Corporate                                                        9.1           23.9              (62.1)
           Other                                                           (0.6)          (6.2)             (90.7)
                                                                   ------------     ----------
              Total other expenses/(income), net                     $     11.2      $    23.8              (53.0)

      Pretax operating income before discontinued operations         $     43.0      $    24.5               75.9

      Provision for income taxes                                           16.7            8.9               88.4
                                                                   ------------     ----------

      Income from continuing operations                              $     26.3      $    15.6               68.7

      Income from discontinued operations (net of tax)                      -             55.5             (100.0)


                                                                   ------------     ----------
      Net income                                                     $     26.3      $    71.1              (63.1)%
                                                                   ============     ==========


--------------
     (a) Certain amounts have been reclassified to conform to the 1998 presentation.


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                                      -8-


                               W. R. Grace & Co.

                               Operating Results
                         Nine Months Ended September 30
                         ------------------------------
                                  ($ Millions)



                                                                                                          Percent
                                                                      1998             1997 (a)            Change
                                                                 ---------------    ---------------    ---------------
   Sales:
      Grace Davison                                                $     541.1       $     526.0                2.9%
      Grace Construction Products                                        366.2             359.7                1.8
      DAREX Container Products                                           183.7             202.2               (9.1)
                                                                 -------------      ------------

          Sales before divested business                           $   1,091.0       $   1,087.9                0.3

     Specialty Polymers                                                    -                24.9             (100.0)
                                                                 -------------      ------------
         Total sales                                               $   1,091.0       $   1,112.8               (2.0)

   Operating Income:
      Grace Davison                                                $      81.9       $      73.3               11.6
      Grace Construction Products                                         43.7              37.5               16.4
      DAREX Container Products                                            20.1              23.9              (15.6)
      Other Non-Core                                                      (1.2)              2.4             (147.8)
                                                                 -------------      ------------

          Operating income before divested business                $     144.5       $     137.1                5.4

     Specialty Polymers                                                    -                 3.8             (100.0)
                                                                  ------------      ------------
         Total operating income                                    $     144.5       $     140.9                2.5

   Other expenses / (income):
        Interest/financing                                         $      15.1       $      18.6              (18.6)
        Interest income                                                   (3.5)             (7.7)             (54.3)
        Corporate                                                         29.9              61.6              (51.5)
        Other                                                             (1.3)             (5.7)             (78.5)
        Provision for restructuring                                        -                 4.0             (100.0)
        Gain on sale of Specialty Polymers                                 -              (103.1)            (100.0)
                                                                  ------------      ------------
           Total other expenses/(income), net                      $      40.2       $     (32.3)             225.0

   Pretax operating income before discontinued operations
      and extraordinary item                                       $     104.3       $     173.2              (39.8)

   Provision for income taxes                                             40.7              65.9              (38.3)
                                                                  ------------      ------------

   Income from continuing operations                               $      63.6       $     107.3              (40.7)

   (Loss) / income from discontinued operations (net of tax)              (2.6)            127.6             (102.1)

   Loss from early debt retirement (net of tax)                          (35.2)              -                 ND

                                                                  ------------      ------------
   Net income                                                      $      25.8       $     234.9              (89.0)%
                                                                 =============     =============

  -------------
   (a) Certain amounts have been reclassified to conform to the 1998 presentation.

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                                      -9-



                               W. R. Grace & Co.

                             Geographic Sales Data
                             ---------------------
                             (Dollars In Millions)



Quarter Ended September 30
                                                                           Sales

                                   ---------------------------------------------------------------------------------
                                        1998           1997 Incl.            Specialty               1997 Excl.
                                                    Divested Business         Polymers           Divested Business
                                   --------------  -------------------      --------------       -------------------

      North America                       $ 213            $ 204                     $ -                   $ 204
      Europe                                104              100                       -                     100
      Latin America                          17               16                       -                      16
      Asia Pacific                           46               53                       -                      53

                                   -------------    -------------              ----------           -------------
         Total                            $ 380            $ 373                     $ -                   $ 373
                                   =============    =============              ==========           =============


Nine Months Ended September 30


                                   ---------------------------------------------------------------------------------
                                        1998           1997 Incl.            Specialty               1997 Excl.
                                                    Divested Business         Polymers           Divested Business
                                   --------------  -------------------      --------------       -------------------

      North America                       $ 605            $ 586                     $ 12                  $ 574
      Europe                                297              315                        6                    309
      Latin America                          48               49                        -                     49
      Asia Pacific                          141              163                        7                    156

                                   -------------   --------------              ----------           -------------
         Total                          $ 1,091          $ 1,113                     $ 25                $ 1,088
                                   =============    =============              ==========           =============
